UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 5, 2016

Date of Report (Date of earliest event reported)

inVentiv Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-30318	52-2181734
(Commission File Number)	(IRS Employer Identification No.)

1 Van De Graaff Drive Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

(800) 416-0555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 5, 2016, inVentiv Group Holdings, Inc. (“Parent”) filed a Registration Statement on Form S-1 (the “Registration Statement”) relating to an initial public offering of shares of its common stock. The Registration Statement includes information about inVentiv Health, Inc. (the “Company”), Parent’s wholly-owned subsidiary.

The Company is furnishing the information in this Item 7.01 and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

The financial information contained in the Registration Statement (and in Exhibit 99.1 to this report) relates to Parent, and it differs in some respects to the corresponding information for the Company. The Registration Statement has not yet become effective, and the information contained therein is subject to change. This report shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of securities of Parent in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit Number	Title

99.1	Disclosure regarding inVentiv Health, Inc. included in the Registration Statement on Form S-1 filed by inVentiv Group Holdings, Inc. on April 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTIV HEALTH, INC.

By:	/s/ Jonathan E. Bicknell
Name:	Jonathan E. Bicknell
Title:	Chief Financial Officer

Date: April 6, 2016

Exhibit Index

Exhibit Number	Description

99.1	Disclosure regarding inVentiv Health, Inc. included in the Registration Statement on Form S-1 filed by inVentiv Group Holdings, Inc. on April 5, 2016.